AMENDMENT AGREEMENT

This Amendment Agreement (the "**Agreement**"), dated as of June 24, 2020, is made by and between SYYM LLC, as noteholder and collateral agent (the "**Holder**"), MariMed, Inc. ("**MariMed**") and MariMed Hemp, Inc., as co-borrowers (the "**Borrowers**") and each other Person executing this Agreement as a "Loan Party."

WHEREAS, the Holder and the Borrowers entered into a Facility Agreement dated as of June 4, 2019 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "**Facility Agreement**"), whereby the Borrowers issued to the Holder, and the Holder acquired from the Company, a Promissory Note due January 31, 2020, in the aggregate original principal amount of $10,000,000 (the "**Original Note**");

WHEREAS, the Holder, the Borrowers and the other Loan Parties entered into an Amendment Agreement dated February 10, 2020 (the "**February Amendment Agreement**"), whereby among other things the Lender and the Borrower amended and restated the Original Note (the "1st **A&R Note**"); and

WHEREAS, the parties now desire to amend and restate the 1st A&R Note in the form attached hereto as Exhibit A (the "**2nd A&R Note**") subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Facility Agreement or the 2nd A&R Note, as applicable.

2. Certain Reaffirmations and Reconfirmations of Security Interest.

(a) The 1st A&R Note matured on June 15, 2020. The outstanding principal balance of the 1St A&R Note and accrued and unpaid interest thereon in the amount of $8,811,653.84 are due and payable to Holder as result of the 1st A&R Note maturing and the Borrowers have not paid such amount to the Holder.

(b) Each of Facility Agreement, the February Amendment Agreement, the 1st A&R Note, the Security Agreement, dated February 10, 2020, by and among the Holder and MariMed (the "**Brands Security Agreement**"), the Security Agreement, dated

February 10, 2020, by and among Holder and KPG of Anna LLC and KPG of Harrisburg LLC (the "**Illinois Security Agreement**"), the Security Agreement, dated February 10, 2020, by and among Holder and ARL Healthcare, Inc. (the "**Massachusetts Security Agreement**"), the Pledge Agreement, dated February 10, 2020, by among the Holder and MariMed (the "**Pledge Agreement**") and the other Transaction Documents are legal, valid, binding and enforceable against each of the parties thereto in accordance with their respective terms. The terms of the Transaction Documents remain unchanged, except as expressly modified pursuant to this Agreement and the 2nd A&R Note.

(c) The Borrowers' respective obligations under the Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(d) Holder has valid, enforceable and perfected security interests in and liens on the all of the collateral described in the Facility Agreement, the Brands Security Agreement, the Illinois Security Agreement, the Massachusetts Security Agreement and the Pledge Agreement (collectively, the "**Security Documents**"), as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever. The Loan Parties agree that a "Trigger Event" occurred under the Massachusetts Security Agreement and the Pledge Agreement on April 1, 2020.

(e) Nothing herein shall impair or limit the continuation of the liens and security interests granted to the Holder under the Security Documents, which liens are continued in full force and effect pursuant to and as provided therein. Following the Effective Date (as defined below), the Loan Parties agree that any reference to the "Note" in any of the Security Documents and the other Transaction Documents means the 2nd A&R Note. The Borrowers acknowledge the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Security Documents in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Holder requests in order to perfect, preserve, and protect such liens and security interests.

(f) The Holder has fully and timely performed all of its obligations and duties in compliance with the Transactions Documents and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

(g) In further consideration of the Holder's execution of this Agreement, each Loan Party, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release the Holder and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the "**Releasees**") from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind,

whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by the Holder or any other Releasee with respect to the Transaction Documents (collectively, the "**Claims**"). Each Loan Party further agrees that none of them shall commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

3. Representations and Warranties. Each Loan Party represents and warrants, severally and jointly, to the Holder that:

(a) Authorization; Enforcement. Each Loan Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the 2nd A&R Note and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Warrant (as defined below) and the 2nd A&R Note by each Loan Party and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each such Loan Party and no further action is required by any Loan Party in connection herewith or therewith. This Agreement, the Warrant and the 2nd A&R Note have been (or upon delivery will have been) duly executed by each Loan Party and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation each such Loan Party enforceable against each such Loan Party in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance by each Loan Party of this Agreement and the 2nd A&R Note, and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such Loan Party's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of any Loan Party (other than Liens of the Holder), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Loan Party Indebtedness or otherwise) or other understanding to which any Loan Party is a party or by which any property or asset of any Loan Party is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which a Loan Party is subject (including federal and state securities laws and regulations), or by which any property or asset of a Loan Party is bound or affected.

(c) Absence of Defaults. Giving effect to the terms and provisions of this Agreement, no Event of Default has occurred or is continuing, and each Loan Party has

complied in all material respects with their respective obligations under the Transaction Documents.

(d) Solvency. Based on the consolidated financial condition of each such Loan Party as of the Effective Date, after giving effect to the transactions contemplated hereunder: (i) the fair saleable value of such Loan Party's tangible assets exceeds the amount that will be required to be paid on or in respect of such Loan Party's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) such Loan Party's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by such Loan Party, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of such Loan Party, together with the proceeds such Loan Party would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Such Loan Party does not intend to incur Indebtedness beyond its ability to pay such Indebtedness as it matures (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness).

(e) Representations and Warranties in Transaction Documents. The representations and warranties set forth in each Transaction Document shall, in each case, be true and correct in all respects with the same effect as made on the date of this Agreement and the Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, except as set forth in the Company's most recent periodic report filed with the Commission.

(f) Rule144. The Borrowers acknowledge and agree that the holding period for purposes of Rule 144 under the U.S. Securities Act of 1933, as amended of the 2nd A&R Note tacks back to June 4, 2019, and, accordingly, the 2nd A&R Note, and any shares of common stock of MariMed issuable thereunder ("Note Shares"), shall be issued to the Holder free and clear of any restrictive legends or other restrictions on transfer. Borrowers will, at their own expense, obtain any legal opinions necessary to cause the Note and the Note Shares to be free from restrictive legends at all times. The Borrowers will cooperate, at the Borrowers' expense, with Holder in providing MariMed's transfer agent and the Holder's broker with all opinions, certificates and representation letters requested by Holder. The Holder is not currently, and has not been at any time during the prior 3 months, an "affiliate" (within the meaning of Rule 144) of MariMed. In the event that the Holder becomes an "affiliate" of MariMed after the date hereof, the Holder will only sell the shares of common stock issued under this Agreement, the Note or the Warrant, in each case, in compliance with all applicable provisions of Rule 144. The Holder understands that MariMed will be issuing shares of common stock to the Holder

without restrictive legends (in accordance with the terms of ths Agreement, the Note and the Warrant) in reliance on the representations and covenants in this Section.

(g) Warrant Shares and Note Shares. MariMed has reserved a sufficient number of its authorized and unissued shares of common stock to provide for the exercise in full of the Warrant and to fulfill its obligation to issue Note Shares under the 2nd A&R Note. The shares of common stock of MariMed issuable upon exercise of the Warrant or pursuant to the Note will be, when issued upon exercise of the Warrant or pursuant to the Note in accordance with their respective terms, duly authorized, validly issued, fully paid and non-assessable shares of MariMed's common stock.

4. Conditions Precedent. The "**Effective Date**" shall have occurred when each of the following conditions have been satisfied:

(a) Holder has received a duly executed, "wet ink" original of this Agreement, the 2nd A&R Note and a 3-year warrant to purchase 750,000 of MariMed's common stock at an exercise price of $0.50 substantially in the form of Exhibit A (collectively, the "**Amendment Documents**");

(b) the Holder shall have received satisfactory evidence that all corporate and other proceedings that are necessary in connection with the Amendment Documents have been taken;

(c) the Borrowers shall have reimbursed the Holder for legal fees incurred in connection with this Agreement in the amount of $20,000;

(d) the issuance and delivery of the Conversion Shares (as defined below) to the Holder free and clear of all restrictive legends; and

(e) all statements set forth in Sections 2 and 3 herein shall be true and correct as of the date of this Agreement and the Effective Date.

5. Conversion. Immediately prior to the Effective Date, the Holder shall convert $352,000 of the outstanding principal balance of the 1st A&R Note into 1,900,000 duly authorized, validly issued and fully paid shares of MariMed's common stock (the "**Conversion Shares**"). The Conversions Shares shall be issued free of all restrictive legends or other restrictions on transfer and shall be delivered to the Holder via DWAC on the date of this Agreement.

6. Transaction Documents. Each Amendment Document is a Transaction Document. The Amendment Documents, together with the other Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

7. No Modification. Except as set forth in the Amendment Documents, nothing shall be deemed or construed to amend, supplement or modify the other Transaction Documents or otherwise affect the rights, remedies and/or obligations of any party thereto, all of which remain in full force and effect.

8. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Borrowers shall survive the consummation of the transactions contemplated by this Agreement.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties submit to the non-exclusive jurisdiction of the state courts located in New York County, New York for any action, proceeding or dispute arising out of this Agreement.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

14. Announcement. The Company shall have filed a Form 8-K announcing the terms of this Agreement and filing this Agreement as an exhibit thereto on or before 5:30 p.m. (local time in New York, New York) on the fourth Business Day after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MariMed, Inc., as a Borrower and a Loan Party By____________________ Name: Title:	MariMed Hemp, Inc., as a Borrower and a Loan Party By____________________ Name: Title:
KPG of Anna LLC, as a Loan Party By____________________ Name: Title:	KPG of Harrisburg LLC, as a Loan Party By____________________ Name: Title:
ARL Healthcare, Inc., as a Loan Party By____________________ Name: Title:	SYYM LLC, as Holder and Collateral Agent By____________________ Name: Brett Cohen Title: President